UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

August 20, 2001
(Date of Earliest Event Reported)

3D SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22250	95-4431352
(State or Other Jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.

266081 AVENUE HALL, VALENCIA, CALIFORNIA	91355
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (661) 295-5600

                The undersigned Registrant hereby amends the following items, financial statements,  exhibits,  or other  portions  of its  Current Report on Form 8-K, originally  filed with the Securities and Exchange  Commission on September 4, 2001 as set forth in the pages attached hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Business Acquired.

The independent  auditors'  report and the following Consolidated Financial Statements of DTM Corporation and its subsidiaries are included:

Consolidated  Statements of Operations  for the  years  ended December 31, 2000, 1999 and 1998.

Consolidated Balance Sheets as of December 31, 2000 and 1999.

Consolidated Statements of Shareholders’ Equity for the years ended December 31, 2000, 1999 and 1998.

Consolidated  Statements of Cash Flows  for the  years  ended December 31, 2000, 1999 and 1998.

Notes to Consolidated Financial Statements.

The following unaudited Condensed Consolidated  Financial Statements of DTM Corporation are included:

Condensed Consolidated  Statements  of  Income  for the six  months ended June 30, 2001 and June 30, 2000.

Condensed Consolidated Balance Sheet as of June 30, 2001 and December 31, 2000.

Condensed Consolidated  Statements  of Cash  Flows for the  six  months ended June 30, 2001 and June 30, 2000.

Notes to Condensed Consolidated Financial Statements.

(b)  Pro Forma Financial Information.

The following unaudited Pro Forma Condensed Consolidated Financial Statements of the Company and DTM Corporation are included:

Unaudited Pro Forma Condensed Consolidated Balance Sheets as of December 31, 2000 and June 29, 2001.

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2000 and six months ended June 29, 2001.

Notes to unaudited Pro Forma  Condensed  Consolidated  Financial Statements.

Report of Independent Auditors

Board of Directors and Shareholders

DTM Corporation

We have audited the consolidated balance sheets of DTM Corporation and its subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of DTM Corporation and its subsidiaries at December 31, 2000 and 1999, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with standards generally accepted in the United States.

ERNST & YOUNG LLP

Austin, Texas

January 19, 2001

DTM Corporation

Consolidated Statements of Operations

(In thousands, except share amounts)

	Year ended December 31,
	2000	1999	1998

Revenues:
Products	$33,794	$28,555	$24,168
Service and support	6,216	4,494	3,627
	40,010	33,049	27,795
Cost of sales:
Products	15,071	12,968	13,878
Service and support	4,269	2,924	2,216
	19,340	15,892	16,094
Gross profit	20,670	17,157	11,701

Operating expenses:
Selling, general and administrative	13,007	12,091	11,387
Research and development	3,254	2,865	3,538
Provision for litigation settlement	-	-	1,700
	16,261	14,956	16,625
Operating income (loss)	4,409	2,201	(4,924)

Other income (expense):
Interest expense, net	(110)	(96)	(48)
Gain on sale of assets - net	-	129	424
	(110)	33	376

Income (loss) before income taxes	4,299	2,234	(4,548)
Income tax expense	971	515	30
Net income (loss)	$3,328	$1,719	$(4,578)

Net income (loss) per common share:
- Basic	$0.47	$0.25	$(0.73)
- Diluted	$0.45	$0.25	$(0.73)

Weighted-average number of shares outstanding:
- Basic	7,042,233	6,785,125	6,286,851
- Diluted	7,327,070	6,857,975	6,286,851

See accompanying notes

DTM Corporation

Consolidated Balance Sheets

(In thousands, except share amounts)

	December 31,
	2000	1999

Assets
Current assets:
Cash	$2,529	$1,505
Accounts receivable, less allowance of $420 in 2000 and $420 in 1999	8,411	6,377
Inventory	3,643	2,652
Prepaid expenses and other	502	589
Deferred income taxes	611	-
Total current assets	15,696	11,123

Property, plant and equipment:
Sinterstation systems	2,382	2,248
Other machinery and equipment	4,407	4,191
Leasehold improvements	1,406	1,442
Office furniture	382	389
	8,577	8,270
Accumulated depreciation and amortization	6,735	6,864
	1,842	1,406

Capitalized software development costs, net of accumulated amortization of $1,110 in 2000 and $864 in 1999	360	418
Patent and license fees, net of accumulated amortization of $1,101 in 2000 and $792 in 1999	489	734

Total assets	$18,387	$13,681

	December 31,
	2000	1999

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$3,062	$2,219
Deferred service revenues	2,432	2,028
Other deferred revenues	-	100
Employee and agent compensation	1,582	1,502
Income taxes payable	501	509
Total current liabilities	7,577	6,358

Shareholders' equity:
Preferred stock, $.001 par value; 3,000,000 shares authorized; none issued or outstanding	-	-

Common Stock, $.0002 par value: 60,000,000 shares authorized; 7,076,780 and 6,973,503 issued and outstanding at December 31, 2000 and 1999, respectively	1	1
Additional paid-in capital	54,241	54,016
Accumulated deficit	(43,288)	(46,616)
Accumulated other comprehensive income (loss)	(144)	(78)
Total shareholders' equity	10,810	7,323

Total liabilities and shareholders' equity	$18,387	$13,681

See accompanying notes

DTM Corporation

Consolidated Statements of Shareholders' Equity

(In thousands, except share amounts)

	Shares	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total

Balance at December 31, 1997	6,286,851	$1	$53,161	$(43,757)	$(167)	$9,238
Net loss	-	-	-	(4,578)	-	(4,578)
Translation adjustment	-	-	-	-	171	171
Comprehensive loss					-	(4,407)

Balance at December 31, 1998	6,286,851	1	53,161	(48,335)	4	4,831
Net income	-	-	-	1,719	-	1,719
Translation adjustment	-	-	-	-	(82)	(82)
Comprehensive income						1,637

Issuance of common stock	334,485		400			400
Conversion of shareholder debt	352,167		455			455
Balance at December 31, 1999	6,973,503	1	54,016	(46,616)	(78)	7,323
Net income	-	-	-	3,328	-	3,328
Translation adjustment	-	-	-	-	(66)	(66)
Comprehensive income						3,262

Proceeds from exercise of stock options	103,277		225			225
Balance at December 31, 2000	7,076,780	$1	$54,241	$(43,288)	$(144)	$10,810

See accompanying notes

DTM Corporation

Consolidated Statements of Cash Flows

(In thousands)

	Year ended December 31,
	2000	1999	1998
Operating activities
Net income (loss)	$3,328	$1,719	$(4,578)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,484	1,447	1,929
Provision for doubtful accounts	29	55	-
Provision for obsolescence	123	128	675
Foreign currency exchange losses	262	318	184
Provision for litigation settlement - noncash portion	-	-	400
Deferred income taxes	(611)	-	-
Gain on disposal of equipment	-	(129)	(424)
Changes in assets and liabilities provided by (used in) operating activities:
Accounts receivable	(2,063)	(1,246)	(205)
Inventory	(1,114)	676	1,708
Prepaid expenses and other assets	87	(327)	284
Accounts payable and accrued expenses	843	(871)	(1,773)
Deferred service revenues	404	198	226
Other deferred revenues	(100)	(100)	200
Customer deposits	-	(155)	155
Income taxes	(8)	509	-
Employee and agent compensation	80	611	132
Net cash provided by (used in) operating activities	2,744	2,833	(1,087)

Investing activities
Purchases of machinery and equipment	(1,366)	(959)	(1,339)
Capitalized software development costs	(187)	(151)	(231)
Patent and license expenditures	(64)	(74)	(152)
Proceeds from sale of machinery and equipment	-	281	1,376
Net cash used in investing activities	(1,617)	(903)	(346)

Financing activities
Proceeds from exercise of stock options	225	-	-
Repayments of short-term borrowings	-	-	(175)
Draws on line of credit from financial institutions	5,439	3,875	1,800
Repayment on line of credit from financial institutions	(5,439)	(3,875)	(1,800)

Repayments of shareholder debt	-	(454)	-
Net cash provided by (used in) financing activities	225	(454)	(175)

Effect of foreign exchange rate changes	(328)	(400)	(13)
Net change in cash	1,024	1,076	(1,621)

Cash at beginning of year	1,505	429	2,050
Cash at end of year	$2,529	$1,505	$429
Noncash items:
Issuance of common stock in settlement	$-	$400	$-
Conversion of shareholder debt to equity	$-	$455	$-

See accompanying notes

DTM Corporation

Notes to Consolidated Financial Statements

December 31, 2000

1. Organization and Significant Accounting Policies

Organization

DTM Corporation (the "Company") designs, develops, manufactures, markets and supports, on an international basis, rapid prototyping, manufacturing and tooling systems and related powdered sintering materials and services. The DTM Corporation Sinterstation Systems and powdered sintering materials are based on proprietary and patented selective laser sintering technology. DTM Corporation was formed in November 1987, became a subsidiary of a large specialty chemicals company in 1990 and completed its initial public offering ("IPO") in May 1997. On February 12, 1999, the large specialty chemical company, referred to above, divested its remaining interest in DTM to a partnership of independent investors.

The consolidated financial statements include the accounts of DTM and its subsidiaries, both of which are wholly owned sales and service operations domiciled in Europe. All significant inter-company accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Inventory

Inventories are carried at the lower of cost or market, with cost determined using the average cost method.

Long-lived Assets

The Company evaluates the carrying values of long-lived assets to determine if the facts and circumstances suggest that they may be impaired. If this review indicates that long-lived assets will not be recoverable, as determined based on the undiscounted cash flows of the entity over the remaining amortization period, the carrying value of the long-lived assets will be reduced accordingly. No impairment adjustments have been necessary in 2000 or in previous years.

Property, Plant and Equipment

Internally used Sinterstation Systems and other machinery and equipment are stated at cost. Depreciation is computed on the straight-line method over the useful life of each asset, which range from three to five years. Leasehold improvements are amortized on the straight-line method over the life of the related lease or the useful life of the respective asset, whichever is shorter.

Capitalized Software Development Costs

The Company's principal products include a software component. Costs incurred in the development of software are capitalized, once technological feasibility has been established but prior to general release to customers. Technological feasibility is established when a product design and working model of the software product have been completed and when the completeness of the working model and its consistency with the product design have been confirmed by testing. Amortization is provided on a product-by-product basis at the greater of amortization based on the estimated revenues of the products or the straight-line amortization over their estimated economic lives of not more than three years. DTM capitalized software development costs of $187,000, $151,000 and $231,000 during 2000, 1999 and 1998, respectively. Amortization expense of capitalized software development costs is included in cost of product sales in the consolidated statements of operations and amounted to $245,000, $362,000 and $355,000 during 2000, 1999 and 1998, respectively.

Patent and License Fees

Patent and license fees represent the costs associated with filing and maintaining patent applications and obtaining, maintaining and defending rights under patents under which DTM operates. DTM capitalized patent and license fees of $64,000, $74,000 and $152,000 during 2000, 1999 and 1998, respectively. These fees are amortized for accounting purposes over a five-year estimated economic useful life utilizing the straight-line method and are included in selling, general and administrative expenses.

Foreign Currency Translation

The financial statements of foreign subsidiaries have been translated into U.S. dollars in accordance with FASB Statement No. 52, Foreign Currency Translation. All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date. Income statement amounts have been translated using the average exchange rate for the year. The gains and losses resulting from changes in exchange rates from year to year have been reported in other comprehensive income. The effect on the statements of income of transaction gains and losses is insignificant for all years presented.

Foreign Currency Forwards

DTM enters into export sales of Sinterstation Systems to third-party customers that are denominated in foreign currencies. To hedge against exposures to changes in foreign currency exchange rates on such committed sales, the Company enters into foreign currency exchange contracts. This is currently done only on a sale-by-sale basis and only for contract periods that match the expected foreign currency collections from the sale.

A forward foreign exchange contract obligates the Company to exchange predetermined amounts of specified foreign currencies at specified exchange rates on specified dates or to make an equivalent U.S. dollar payment equal to the value of such exchange. For contracts that are designated and effective as hedges, discounts or premiums (the difference between the spot exchange rate and the forward exchange rate at inception of the contract) are recognized in revenues when the sale is recorded. Unrealized gains and losses from foreign currency exchange contracts resulting from changes in the spot exchange rate are included in the cumulative translation adjustment account as part of other comprehensive income.

Recognition of Revenue

Revenues from the sale of products are recognized when title has transferred to the customer, when the Company's remaining obligations are insignificant and when collectibility of the related receivable is probable, which is not before shipment. The Company defers an amount from each Sinterstation System sale for warranty and preventive maintenance service. This deferred amount represents the Company's estimate of the cost of providing such warranty and preventive maintenance service and is recognized ratably as service and support revenue over the initial service and warranty period, which is typically twelve months. Revenue related to installation services and training services are also deferred until performed.

Upon expiration of the initial service and warranty period discussed above, the Company offers for sale to its customers an annual maintenance contract. The deferred revenues from such maintenance contracts are recognized ratably as service and support revenue over the related support period.

Net Income Per Share

The Company follows the provisions of Statement of Financial Accounting Standards No. 128, Earnings Per Share (SFAS 128). Basic net income per share is computed by dividing net income available to common stockholders by the weighted-average number of common shares outstanding during the period. The computation of diluted net income per share is similar to basic net income per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potentially dilutive common shares had been issued.

For 2000 and 1999, the Company had potentially dilutive securities related to in-the-money employee stock options of 284,837 and 72,850, respectively. There were no securities with a dilutive effect in 1998.

Accumulated Other Comprehensive Income

The sole component of accumulated other comprehensive income for all periods presented were currency translation adjustments.

Advertising Costs

The cost of advertising is expensed as incurred. The Company incurred $643,000, $787,000 and $675,000 in advertising costs during 2000, 1999 and 1998, respectively.

Stock-Based Compensation

The Company grants stock options for a fixed number of shares to employees with an exercise price equal to the fair market value of the shares at the date of the grant. The Company accounts for stock option grants in accordance with the provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"), and related Interpretation. The Company has chosen this method because the Company believes that the alternative fair value accounting provided for under FASB Statement No. 123, Accounting for Stock-Based Compensation, requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock option grants equals the market price of the underlying stock on the date of the grant, no compensation expense is recognized.

Impact of Recently Issued Accounting Standards

In June 1998, the FASB issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. The Company adopted the new Statement effective January 1, 2000. The Statement required the Company to recognize all derivatives on the balance sheets at fair value. The adoption of this Statement did not have a significant effect on results of operations or financial position.

In December 1999, the SEC staff issued Staff Accounting Bulletin 101 "Revenue Recognition in Financial Statements" which provides guidance on revenue recognition issues. The Company implemented the provisions of SAB 101 for the period ended December 31, 2000. The adoption of SAB 101 did not have a material impact on the Company's financial position or results of operations.

In March 2000, the FASB issued Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation," which further clarifies APB Opinion No. 25, "Accounting for Stock Issued to Employees." This interpretation did not have a material impact on the Company's financial position or results of operations.

2. Allowances for Doubtful Accounts

The Company maintains an allowance for doubtful accounts related to its trade accounts receivable. The activity in this allowance account for the years ended December 31, is as follows (in thousands):

	Balance at Beginning of Period	Charges to Costs and Expenses	Write-Offs	Balance at End of Period

1998	$495	$-	$79	$416
1999	416	55	51	420
2000	420	29	29	420

3. Inventory

Inventory at December 31 consisted of the following (in thousands):

	2000	1999

Raw materials and purchased parts	$2,869	$2,050
Finished goods	1,129	834
	3,998	2,884
Reserve for inventory obsolescence	(355)	(232)
	$3,643	$2,652

4. Patent and License Agreements

On December 3, 1987, the Company entered into a patent license agreement with the Board of Regents of The University of Texas System, whereby the Company is licensed to make, have made and sell products utilizing the selective laser sintering technology. In consideration of rights granted in the license agreement, the Company issued 20,442 shares of its common stock to The University of Texas System.

The agreement provides for royalty payments in the amount of four percent of the Company's net sales for products covered by the license agreement (gross receipts net of commissions, returns, freight, discounts and sales taxes). Royalty expense, included in cost of sales, was $548,000, $630,000 and $618,000 during 2000, 1999 and 1998, respectively.

5. Financing Arrangements

DTM has a credit facility with a bank through June 2001. This line of credit is collateralized solely by the Company's assets. Borrowings under this line of credit bear interest at the bank's prime rate plus one and one half percent. All customer remittances are applied against any outstanding borrowings. The borrowing base includes a percentage of eligible domestic and international trade accounts receivable and finished goods inventories of the parent company. The inclusion of inventories in the borrowing base is further limited to $500,000. At December 31, 2000, the borrowing base exceeded the loan limit of $3.5 million and there was no outstanding loan balance.

This line of credit requires the Company to maintain at least $5.0 million in tangible net worth. At December 31, 2000, the Company's tangible net worth, as defined in the loan agreement, was approximately $10.0 million. This line of credit prohibits the payment of dividends.

Interest paid was approximately $120,000 in 2000, $100,000 in 1999 and $32,000 in 1998.

6. Commitments and Contingencies

DTM leases facilities and equipment under non-cancelable operating leases. Total rent expense incurred under these leases was approximately $490,000, $462,000 and $462,000 during 2000, 1999 and 1998, respectively. Future minimum payments under these leases are as follows (in thousands):

2001	$511
2002	275
2003	275
2004	313
2005	313
Thereafter	313
$2,000

As of December 31, 2000 and 1999, the Company had purchase commitments for inventory totaling approximately $3,536,000 and $3,300,000, respectively.

In the ordinary course of business, the Company becomes involved in legal proceedings and claims. Beginning in 1996, the Company initiated patent infringement litigation in France, Germany and Italy against a competitor and against one of that competitor's customers. In 1997, the Company also initiated patent infringement litigation in Japan against the competitor's distributor in the Pacific Rim. The Company seeks injunctive relief plus damages. Hearings have begun in each of these lawsuits. In September 1999, the Japanese court issued a preliminary injunction barring sale of the competitor's infringing product in Japan. It is not possible at this time to predict the outcome of these proceedings.

In 2000, this competitor initiated litigation in the U.S. courts alleging infringement of three U.S. patents. The Company does not believe that it has infringed any valid claims of the U.S. patents as asserted by the competitor. It is not possible at this time to predict the outcome of this proceeding. However, an adverse ruling could have a material adverse effect on the Company's business and financial performance.

7. Common Stock

At December 31, 2000, the Company had reserved 1,129,269 shares of common stock for issuance in connection with the 1999 Stock Incentive Plan (884,975 shares) and for exercise of outstanding options issued in connection with the IPO in May 1997 under a prior plan (244,294 shares).

On February 4, 1999, the Company issued 334,485 shares of common stock in satisfaction of the final $400,000 portion of the 1998 settlement of the shareholder class action litigation.

On June 11, 1999, the Company issued 352,167 shares of common stock in satisfaction of a $455,000 portion of its Due to Shareholder obligation.

Beginning in March 1999, the Company has retained an affiliate of its majority shareholder to perform certain financial advisory services. These related party fees and are included in selling, general and administrative expenses and amounted to $121,500 in 2000 and $108,000 in 1999.

8.Financial Instruments

Off-Balance Sheet Risk

The Company enters into forward exchange contracts to hedge certain firm sales commitments denominated in foreign currencies. The purpose of the Company's foreign currency-hedging activities is to protect the Company from risk that the eventual dollar cash flows resulting from the sale of products to international customers will be adversely affected by changes in exchange rates. At December 31, 2000, the Company had forward exchange contracts, all having maturities of less than three months, to exchange various foreign currencies for U.S. dollars in the amount of $1,361,000. The table below summarizes, by currency, contractual amounts of the Company's forward exchange contracts at December 31, 2000 (in thousands):

	2000
	Forward Contract	Unrealized Loss

Currency
Euro	$1,361	$(12)
Total	$1,361	$(12)

There were no realized gains or losses deferred from hedging firm sales commitments at December 31, 2000, 1999 or 1998.

The Company is exposed to credit loss in the event of nonperformance by counter parties on foreign exchange contracts, but the Company does not anticipate nonperformance by any of these counter parties. The amount of such exposure is generally the unrealized gains in such contracts.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant credit risk consist principally of cash investments and trade accounts receivable.

The Company maintains cash with various financial institutions. These financial institutions are located in the United States, Germany and the United Kingdom. The Company performs periodic evaluations of the relative credit standing of those financial institutions that are considered in the Company's investment strategy.

Concentrations of credit risk with respect to trade accounts receivable is somewhat limited due to the number of entities comprising the Company's customer base and the diverse industries in which they operate. However, the value of a single sale of a Sinterstation System is material to the Company. It is the Company's policy to perform a credit evaluation at the time of each sale of a Sinterstation System. The Company relies upon customer provided deposits and financial statements; reports from external credit reporting agencies and comfort letters from financial institutions providing customer finance. The Company also employs Uniform Commercial Code liens on certain equipment sold into North America, and confirmed letters of credit on certain export sales.

Fair Value of Financial Investments

The Company believes that the carrying amount of its financial instruments, including cash, accounts receivable, accounts payable, short-term debt and forward currency exchange contracts, approximates fair value. Fair value for forward currency exchange contracts is estimated based on quoted market prices for similar instruments.

9. Stock Option Plans

Options that are granted under the 1999 Stock Incentive Plan are exercisable at market price at the date of the grant. The options, subject to termination of employment, expire ten years from the date of grant, are not transferable other than on death, and are generally exercisable in three annual installments commencing one year from the date of grant.

Pro forma information regarding net income and earnings per share is required by Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that statement. The fair value for these options was estimated at the date of the grant using a Black- Scholes option-pricing model. The following weighted average assumptions were used in these calculations.

	2000	1999	1998

Expected volatility	0.921	0.732	0.732
Expected life (years)	4	4	4
Expected dividend rate	0.00%	0.00%	0.00%
Risk-free interest rate	6.00%	6.00%	6.00%

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require input of highly subjective assumptions including expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the option's vesting period. The Company's pro forma information follows (in thousands except for earnings per share information):

	2000	1999	1998

Pro forma net income (loss)	$3,192	$1,517	$(4,834)

Pro forma net income (loss) per common share - basic	$0.45	$0.22	$(0.77)

Pro forma net income (loss) per common share - diluted	$0.45	$0.22	$(0.77)

A summary of the Company's stock option activity, and related information for the years ended December 31, follows (options in thousands):

	2000		1999		1998
	Stock Options	Weighted Average Exercise Price	Stock Options	Weighted Average Exercise Price	Stock Options	Weighted Average Exercise Price

Outstanding at beginning of year	937	$2.39	635	$3.31	610	$3.72

Granted	201	3.34	383	1.28	182	2.02
Exercised	(103)	1.74	-	-	-	-
Canceled	(81)	3.35	(81)	4.35	(157)	3.40

Outstanding at end of year	954	$2.58	937	$2.39	635	$3.31

Options exercisable at year -end	501	$2.78	443	$3.22	417	$3.45

Weighted-average fair value of options granted during the year:

Granted at fair market value	$1.70		$0.76		$2.02

A summary of information about stock options outstanding and exercisable at December 31, 2000 is as follows:

			Weighted-Average
Weighted-Average			Remaining Contractual
Exercise Price		Options Outstanding	Life	Options Exercisable

$ 1.25 -	$ 1.75	379,405	8.3	113,470
$ 2.00 -	$ 3.75	476,981	7.4	328,625
$ 5.00 -	$ 9.00	87,400	7.8	49,000
$13.00 -	$15.00	10,048	6.4	10,048
		953,834		501,143

10. Employee Compensation Plans

In January 1996, the Company's Board of Directors approved a DTM Corporation Management Incentive Plan (the "MIP Plan"). The MIP Plan provides for the grant of incentive compensation to key management employees who have the potential to positively influence the performance of the Company as a reward for levels of performance above the ordinary performance standards compensated by base salary.

Under the MIP Plan, each participant is assigned a "cash bonus target" of 10 to 50% of base salary and the Compensation Committee of the Board of Directors creates personal and corporate performance targets, as well as minimum thresholds. If the minimum thresholds are met, the bonus payable will be between 50 and 200 percent of the participant's cash bonus target. The expense related to the MIP Plan was $301,000 and $282,000 during 2000 and 1999, respectively. No expense was recognized in connection with the MIP Plan in 1998.

The Company maintains a 401K plan for its U.S. employees. Beginning in 2000, the Company will match the elective deferrals of up to six percent of compensation at the rate of $.25 per $1.00 deferred. This match expense was $60,000 in 2000.

11. Unusual Charges

In connection with the settlement of the shareholder class action lawsuit against the Company, the Company charged operations $1,700,000 in the second quarter of 1998.

12. Income Taxes

Pretax income (loss) for the years ended December 31 was taxed in the following jurisdictions (in thousands):

	2000	1999	1998

Domestic	$2,911	$1,875	$(4,963)
Foreign	1,388	359	415
	$4,299	$2,234	$(4,548)

Significant components of the provision for income tax expense are as follows (in thousands):

	2000	1999	1998

Current:
Federal	$822	$362	$-
Foreign	688	121	30
State	72	32	-
Total current	1,582	515	30

Deferred:
Federal	(561)	-	-
Foreign	-	-	-
State	(50)	-	-
Total deferred	(611)	-	-

Total provision	$971	$515	$30

Significant components of the Company's deferred tax liabilities and assets are comprised of the following at December 31 (in thousands):

	2000	1999	1998

Deferred tax assets:
Net operating loss carry forwards	$2,507	$3,223	$3,764
Stock options	500	774	774
Book over tax depreciation and amortization	543	465	370
Deferred revenue	476	705	693
Allowance for doubtful accounts	147	127	144
Other	211	178	102
Total deferred tax assets	4,384	5,472	5,847
Valuation allowance for deferred tax assets	(3,773)	(5,472)	(5,847)
Net deferred tax assets	$611	$-	$-

The Company's provision for income taxes differs from the expected tax expense (benefit) amount computed by applying the statutory federal income tax rate of 34 percent to income before income taxes as a result of the following (in thousands):

	Year ended December 31,
	2000		1999		1998
	Amount	Percent	Amount	Percent	Amount	Percent

Tax at U.S. statutory rates	$1,462	34.0%	$760	34.0%	$(1,592)	35.0%
Non-deductible settlement expenses	-	-	-	-	626	(13.8)
Higher effective income taxes of foreign countries	216	5.0	-	-	-	-

Utilization of deferred tax assets not previously benefited	(782)	(18.2)	(308)	(13.8)	925	(23.5)

Other	75	1.8	63	2.9	71	1.6
	$971	22.6%	$515	23.1%	$30	(0.7)%

The Company has historically established a valuation allowance equal to the net deferred tax asset due to uncertainties regarding the realization of deferred tax assets. During 2000, the Company determined that the current portion of the deferred tax assets will be more likely than not realized due to the availability of carry back potential to prior years taxable income. Accordingly, the Company has released the portion of the valuation allowance related to those assets, approximately $611,000. The Company continues to hold a valuation allowance equal to the long-term portion of the deferred tax assets due to uncertainties regarding the realization of those assets. The valuation allowance decreased by a total of approximately $1,699,000 during the year ended December 31, 2000.

During the period from October 31, 1990 to May 21, 1997, the Company was included in the consolidated federal tax return of its then controlling shareholder. Based on the tax sharing agreement, if the then controlling shareholder loses part of the tax benefit of any losses previously utilized or has to report additional income as the result of a federal tax audit of the Company, the Company will be required to reimburse any additional taxes paid.

DTM has net operating loss carry forwards totaling approximately $3,130,000 for federal income tax purposes that were incurred from inception to October 31, 1990. These carry forwards expire in 2003. In addition, the Company has net operating loss carry forwards totaling approximately $3,644,000 for federal income tax purposes that were incurred from May 1997 to December 1998. These carry forwards begin to expire in the year 2012. Although available to the Company, these carry forwards are subject to significant annual limitations of approximately $500,000 due to changes in the Company's ownership.

Any undistributed foreign earnings of the Company are considered to be permanently re-invested, and accordingly, no provision for U.S. federal and/or state income taxes has been provided thereon.

13. Geographic and Customer Information

The Company and its subsidiaries operate in one industry segment: the development, manufacturing and service of selective laser sintering systems and related products. Operations outside of the United States consist principally of sales, marketing and customer support. Revenues are attributed to geographic areas based upon the location of the customers. Identifiable assets are those assets that can be directly associated with a particular geographic area. The following is a summary of geographic area data for the years ended December 31 (in thousands):

	2000	1999	1998

Revenues from external customers:
North America	$19,372	$15,059	$13,015
Europe	14,636	12,254	10,407
Pacific Rim Countries	6,002	5,736	4,373
	$40,010	$33,049	$27,795

Long-lived assets by area:
North America	$2,386	$2,298	$2,438
Europe	305	260	535
Pacific Rim Countries	-	-	-
	$2,691	$2,558	$2,973

DTM Corporation

Consolidated Statements of Income

Six Months Ended (Unaudited)

 June 30,

	2001	2000

	(In thousands, except per share amounts)
Revenues
Products	$16,966	$15,664
Service and support	3,816	2,822
Cost of sales:
Products	7,923	7,003
Service and support	2,939	1,902

	10,862	8,905
Gross profit	9,920	9,581
Operating expenses:
Selling, general and administrative	6,148	6,177
Research and development	1,810	1,714
	7,958	7,891
Operating income	1,962	1,690
Other income (expense):
Interest expense, net	(34)	(55)
Gain on fixed asset disposals	69	--
	35	(55)
Income before income taxes and extraordinary item	1,997	1,635
Income tax expense	639	510
Income before extraordinary item	1,358	1,125
Extraordinary charge - Merger costs	1,031	--

Net income	$327	$1,125

Basic earnings per share:
Income before extraordinary item	$0.19	$0.16
Extraordinary charge	(0.14)	--
Net income	$0.05	$0.16

Diluted earnings per share:
Income before extraordinary item	$0.18	$0.16
Extraordinary charge	(0.14)	--
Net income	$0.04	$0.16

Weighted average shares outstanding:
Basic	7,107	7,018
Diluted	7,455	7,222

See accompanying notes

DTM Corporation

Consolidated Balance Sheets

(Unaudited)

	June 30, 2001	December 31, 2000
	(In thousands)

Assets
Current assets:
Cash	$1,252	$2,529
Accounts receivable, net	9,912	8,411
Inventories	3,888	3,643
Prepaid expenses and other	409	502
Deferred income taxes	611	611
Total current assets	16,072	15,696
Property, net	1,736	1,842
Capitalized software development costs, net	477	360
Patent and license fees, net	373	489

Total assets	$18,658	$18,387

Liabilities and shareholders' equity
Current liabilities:
Bank line of credit	$3	$--
Accounts payable	2,932	3,062
Deferred revenues and customer deposits	2,631	2,432
Employee and agent compensation	1,090	1,582
Income taxes	959	501
Total current liabilities	7,615	7,577

Shareholders' equity:
Common stock - 7,129,771 shares outstanding at June 30, 2001	1	1
Additional paid-in capital	54,349	54,241
Accumulated deficit	(42,961)	(43,288)
Accumulated other comprehensive loss	(346)	(144)
Total shareholders' equity	11,043	10,810

Total liabilities and shareholders' equity	$18,658	$18,387

See accompanying notes.

DTM Corporation

Consolidated Statements of Cash Flows

Six Months Ended

(Unaudited)

	June 30,
	2001	2000
	(In thousands)
Operating activities
Income before extraordinary item	$1,358	$1,125
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	760	725
Provision for doubtful accounts	-	-
Provision for obsolescence	81	56
Foreign currency exchange loss	19	225
Gain on disposal of equipment	(69)	-
Changes in assets and liabilities:
Accounts receivable	(1,501)	(1,625)
Inventory	(326)	(171)
Prepaid expenses and other assets	93	(45)
Accounts payable and accrued expenses	(650)	(426)
Deferred service revenues	199	174
Income taxes	458	(69)
Employee and agent compensation	(492)	(536)

Net cash used in operating activities before extraordinary item	(70)	(567)
Extraordinary charge - Merger costs	(1,031)	-
Accounts payable relating to merger	520	-
Net cash used in operating activities	(581)	(567)

Investing activities
Purchases of machinery and equipment	(420)	(659)
Capitalized software development costs	(256)	(54)
Patent and license expenditures	(36)	(29)
Proceeds from sale of machinery and equipment	126	50

Net cash used by investing activities	(586)	(692)

Financing activities
Proceeds from exercise of stock options	108	156
Draws on line of credit from financial institutions	2,498	3,590
Repayments on credit lines	(2,495)	(2,593)

Net cash provided by financing activities	111	1,153

Effect of foreign exchange rate changes	(221)	(258)

Net change in cash	(1,277)	(364)

Cash at beginning of period	2,529	1,505

Cash at end of period	$1,252	$1,141

See accompanying notes

DTM Corporation

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1.  Basis of Presentation

                The accompanying unaudited condensed consolidated financial statements of DTM Corporation ("DTM") have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended June 30, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001. For further information, refer to the consolidated financial statements and related footnotes of the Company for the year ended December 31, 2000 as disclosed in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2001.

2.  Earnings per share

                Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding. Diluted earnings per share presented herein is computed on the basis of the weighted average number of common shares outstanding plus the effect of outstanding stock options using the "treasury stock" method.

3.  Inventory

                Inventory consisted of the following:

	June 30,	December 31,
	2001	2000
	(In thousands)

Raw materials and purchased parts	$3,089	$2,869
Finished goods	1,235	1,129

	4,324	3,998
Reserve for inventory obsolescence	(436)	(355)

	$3,888	$3,643

4.  Comprehensive Income

Comprehensive income for the interim periods was as follows:

	2001	2000
	(In thousands)

For the Three Months Ended June 30:
Net income	$195	$763
Foreign currency translation	(55)	37
Comprehensive Income	$140	$800

For the Six Months Ended June 30:
Net income	$327	$1,125
Foreign currency translation	(202)	(33)
Comprehensive Income	$125	$1,092

5.  Contingencies

                Beginning in 1996, we initiated patent infringement litigation in France, Germany and Italy against a competitor and against one of that competitor's customers. In this interim period, the German judge received the report from an expert hired to advise the court on the technical issues. In 1997, we also initiated patent infringement litigation in Japan against the same competitor's distributor in the Pacific Rim. In September 1999, the Japanese court issued a preliminary injunction barring sale of the competitor's infringing product in Japan. In the interim period, the Tokyo High Court ruled that the rulings of the Japanese Patent Office were in error. We are appealing this to the Tokyo Supreme Court. It is not possible at this time to predict the final outcome of the proceedings in Japan or the proceedings throughout Europe.

                For several years, this same competitor has alleged that our products are infringing on patents that it licenses from a third-party. In December 2000, this competitor filed a patent infringement suit against us in federal court in California. They allege that we have infringed and continue to infringe certain U.S. patents. In a February 2001 press release, this competitor claimed damages of $20 million. It is not possible at this time to predict the final outcome of these proceedings.

6.  Common Stock

                Activity in the interim period in DTM's common stock was as follows:

Shares Outstanding

Issued and outstanding at the beginning of the year	7,076,780
Shares issued under stock plans	52,991
Issued and outstanding at June 30, 2001	7,129,771

                At June 30, 2001, there were 1,075,650 shares of common stock reserved for issuance in connection with the 1999 Stock Option Plan (859,625 shares) and for exercise of outstanding options issued in connection with a prior plan (216,025 shares).

                Since April 1999, we have retained an affiliate of one of our major shareholders to perform certain financial advisory services. These related party fees are included in selling, general and administrative expenses and amounted to $57,000 and $64,000 in the six-month periods ended June 30, 2001 and 2000, respectively.

7.  Stock Options

                A summary of the stock option activity, and related information for the interim period is as follows:

	2001
	Stock Options	Weighted Average Exercise Price

Outstanding at beginning of year	953,834	$2.517
Granted at fair market value	75,000	3.479
Exercised	(52,991)	2.046
Canceled	(3,873)	5.021
Outstanding at June 30, 2001	971,971	$2.607

                A summary of information about stock options outstanding and exercisable at June 30, 2001 is as follows:

Weighted-Average Exercise Price	Options Outstanding	Weighted-Average Remaining Contractual Life	Options Exercisable

$ 1.250	264,220	7.7	184,951
$ 1.470	54,000	7.9	37,000
$ 1.750	47,600	8.6	16,660
$ 2.000	77,500	6.5	77,500
$ 2.0625	48,000	6.9	48,000
$ 2.230	206,605	5.9	206,605
$ 2.438	5,000	8.9	5,000
$ 2.500	13,000	8.9	4,550
$ 3.125	25,900	9.5	-
$ 3.375	24,600	9.7	-
$ 3.500	75,000	9.5	-
$ 3.625	10,225	8.7	3,579
$ 3.969	24,000	9.6	-
$ 5.250	37,900	9.2	-
$ 8.030	49,000	5.9	49,000
$ 13.530	6,908	5.9	6,908
$ 14.670	2,512	5.9	2,512
	971,970		642,265

8.  Geographic and Customer Information

                We operate in one industry segment: the development, manufacturing and service of selective laser sintering systems and related products. Operations outside of the United States consist principally of sales, marketing and customer support. Revenues are attributed to geographic areas based upon the location of the customers. The following is a summary of geographic area data for the interim periods:

	2001	2000
	(In thousands)

For the Three Months Ended June 30:
Revenues from external customers:
North America	$6,205	$4,444
Europe	4,045	3,924
Pacific Rim	910	1,965
	$11,160	$10,333

For the Six Months Ended June 30:
Revenues from external customers:
North America	$9,725	$8,620
Europe	8,804	6,841
Pacific Rim	2,253	3,025
	$20,782	$18,486

9.  Tender Offer By 3D Systems Corporation and Extraordinary Charge

                3D Systems Corp. and DTM Corporation announced on April 3, 2001 that they have signed a definitive merger agreement under which 3D Systems would purchase all of the outstanding shares of common stock of DTM for $5.80 per share in cash. On June 6, 2001, the Antitrust Division of the U.S. Department of Justice filed a civil action to block the merger on anticompetitive grounds. 3D Systems Corporation has been extending its tender offer deadline in an attempt to negotiate the consent of the Department of Justice to allow the merger to be completed. 3D has announced that it has received a commitment from a bank for a loan sufficient to allow it to fund this transaction.

                In the quarter ended June 30, 2001, the company recorded as an expense approximately $1.0 million in transaction costs incurred in the quarter in connection with the ongoing tender offer by 3D Systems Corp. to acquire all of DTM's outstanding stock.  DTM was required to expense these transaction costs because its agreements with 3D Systems do not provide for the reimbursement of DTM's expenses. At this time no tax benefit relating to these expenses has been provided as the tender offer is ongoing.

3D SYSTEMS CORPORATION

Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

                On August 20, 2001 the Company completed its merger with DTM Corporation.  DTM develops, manufactures, and markets advanced rapid prototyping and manufacturing systems.  Under the terms of the merger agreement, the Company paid $5.80 per share in cash for all the outstanding shares of common stock of DTM.  The transaction valued DTM at approximately $45 million (before transaction costs).  The transaction was funded from cash on hand of $2.4 million, cash paid at a later date of $3.2 million, a $24 million revolving line of credit and a $15.0 million term loan.  The revolving line of credit has a maturity of three years and provides for advances based on a percentage of eligible accounts receivable and inventories.  The term loan has a maturity of 66 months subject to certain prepayment provisions based on cash flow.  The interest on both facilities ranges from LIBOR plus 2.0% to 2.75% or prime plus 0.25% to 1.00% based on certain ratios, and are secured by substantially all of the assets of the Company.

                The unaudited pro forma condensed consolidated  balance sheets as of December 31, 2000 and June 29, 2001 give effect to the merger as if it had occurred on December 31, 2000 and June 29, 2001, respectively. The unaudited pro forma condensed consolidated statement of  operations  for the year ended December 31, 2000 and for the six months ended June 29, 2001 give effect to the merger as if it had  occurred the first day of the period presented. The unaudited  pro  forma  information  is based  on the  historical financial  statements  of 3D Systems and  DTM  giving  effect  to the transaction  under the purchase  method of accounting as well as assumptions and adjustments as indicated in the Notes below.

                The unaudited pro forma condensed consolidated financial statements may not be indicative of the actual results of the acquisition.  In particular, the pro forma  condensed consolidated financial statements are based on management’s current estimate of the allocation of the purchase price, the actual allocation of which may differ.

3D SYSTEMS CORPORATION

Pro Forma Condensed Consolidated Balance Sheet

December 31, 2000

(In thousands)

	3D Systems	DTM	Pro Forma Adjustments	Note		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$18,999	$2,529	$(3,569)	(B	)	$17,959
Accounts receivable, net of allowance for doubtful accounts	33,304	8,411	(335)	(C	)	41,380
Current portion of lease receivables	1,497	--	--			1,497
Inventories	14,945	3,643	(693)	(C	)	17,895
Deferred income taxes	2,824	611	2,794	(G	)	6,229
Prepaid expenses and other current assets	3,496	502	329	(D	)	4,327
Total current assets	75,065	15,696	(1,474)			89,287

Property and equipment, net	13,141	1,842	--			14,983
Licenses and patent costs, net	8,417	489	2,311	(D	)	11,217
Deferred income taxes	5,210	--	(2,842)	(G	)	2,368
Lease receivables, less current portion	3,629	--	--			3,629
Acquired technology	--	--	9,100	(D	)	9,100
Other assets, net	4,435	360	505	(D	)	5,300
Goodwill	--	--	30,482	(E	)	30,482
	$109,897	$18,387	$38,082			$166,366

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$8,264	$3,062	$--			$11,326
Accrued liabilities	9,574	1,582	8,364	(F	)	19,520
Current portion of long-term debt	120	--	24,000	(H	)	24,120
Customer deposits	1,087	--	--			1,087
Income taxes payable	--	501	--			501
Deferred revenues	11,471	2,432	--			13,903
Total current liabilities	30,516	7,577	32,364			70,457

Other liabilities	3,210	--	1,528	(F	)	4,738
Long-term debt, less current portion	4,375	--	15,000	(H	)	19,375
	38,101	7,577	48,892			94,570

Stockholders' equity:
Common stock	12	1	(1)	(E	)	12
Capital in excess of par value	81,568	54,241	(54,241)	(E	)	81,568
Notes receivable from officers and employees	(330)	--	--			(330)
Accumulated deficit	(3,922)	(43,288)	43,288	(E	)	(3,922)
Accumulated other comprehensive loss	(3,992)	(144)	144	(E	)	(3,992)
Treasury stock, at cost	(1,540)	--	--			(1,540)
Total stockholders' equity	71,796	10,810	(10,810)			71,796
	$109,897	$18,387	$38,082			$166,366

See Notes to Pro Forma Condensed Consolidated Financial Statements

3D SYSTEMS CORPORATION

Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2000

(In thousands, except per share amounts)

	3D Systems	DTM	Pro Forma Adjustments	Note		Pro Forma
Sales:
Products	$80,246	$33,794	$--			$114,040
Services	29,429	6,216	--			35,645
Total sales	109,675	40,010	--			149,685

Cost of sales:
Products	35,084	15,071	--			50,155
Services	21,729	4,269	--			25,998
Total cost of sales	56,813	19,340	--			76,153
Gross profit	52,862	20,670	--			73,532

Operating expenses:
Selling, general and administrative	32,710	13,007	1,901	(I	)	47,618
Research and development	7,814	3,254				11,068
Total operating expenses	40,524	16,261	1,901			58,686

Income (loss) from operations	12,338	4,409	(1,901)			14,846

Interest income	632	--	(143)	(K	)	489
Interest and other expense	(517)	(110)	(4,669)	(J	)	(5,296)
Income (loss) before income taxes	12,453	4,299	(6,713)			10,039

Provision for (benefit from) income taxes	4,309	971	(1,566)	(L	)	3,714
Net income (loss)	$8,144	$3,328	$(5,147)			$6,325

Shares used to calculate basic net income per share	11,851	7,042				11,851

Basic net income per share	$0.69	$.47				$.53

Shares used to calculate diluted net income per share	12,889	7,327				12,889

Diluted net income per share	$0.63	$.45				$.49

See Notes to Pro Forma Condensed Consolidated Financial Statements

3D Systems Corporation

Notes to Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

(A)	Certain reclassifications were made to conform DTM categorizations to those of 3D Systems.

(B)	Adjustment reflects $2.3MM cash funding of the acquisition, and $1.2MM in loan origination fees.

(C)

Adjustment to record the fair market value of the accounts receivable and the inventory acquired from DTM, based upon preliminary estimates made by Management.  These amounts are subject to reclassification and adjustment.

(D)

Estimated valuation adjustments of DTM’s assets resulting from the preliminary allocation of the purchase price. In addition, adjustment reflects $1.2MM in loan origination fees, of which $329K is current and $865K is long-term.

(E)	Adjustment represents the excess of purchase price over the current fair market value of identifiable DTM assets at the time of purchase and the elimination of DTM stockholders’ equity.

(F)	Estimated accrued expenses associated with the change of control; termination of leases, legal costs, and other acquisition related reserves.

(G)

Represents the estimated deferred tax effect of the pro forma adjustments; ($335K) account receivable adjustment, ($693K) inventory adjustment, $2.3MM licenses and patent adjustment, $8.7MM acquired technology adjustment, $8.4MM accrued liabilities adjustment and $1.5MM in other long-term liabilities adjustments.

(H)

Represents anticipated borrowings to fund the acquisition.  Total borrowings include a $24 million revolving line of credit and a $15 million term loan.  The revolving line of credit matures in three years and the term loan matures 66 months from the initial borrowing.  The interest on both facilities ranges from LIBOR plus 2% to 2.75% or prime plus .25% to 1.0% based on certain ratios and are secured by substantially all of the assets of the Company.

(I)	Represents one year of amortization expense of acquired technology and capitalized patents. Amortization is expected to occur ratably over a six-year period.

(J)

Represents one year of interest expense of $4.3MM and amortization of the loan origination fees of $329K. Annual interest expense before taxes for the year ended December 31, 2000 would change by approximately $37K for each 1/8% change in the interest rate of the debt.

(K)	Represents lost interest income from the $2.3MM cash used to fund the purchase and the $1.2MM paid in loan origination fees, assuming a 4% interest rate.

(L)

Represents the estimated tax effect of the pro forma adjustments.  The effective tax rate used to calculate deferred taxes is assumed to be 37%, which approximates 3D Systems’ estimated effective tax rate for 2001.  The effective tax rate used to calculate benefit from income is assumed to result in a combined Company effective tax rate of 37%, which approximates 3D Systems’ estimated effective tax rate for 2001.

3D SYSTEMS CORPORATION

Pro Forma Condensed Consolidated Balance Sheet

June 29, 2001

(In thousands)

	3D Systems	DTM	Pro Forma Adjustments	Note		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$17,749	1,252	$(3,569)	(B	)	$15,432
Accounts receivable, net of allowance for doubtful accounts	28,803	9,912	(300)	(C	)	38,415
Current portion of lease receivables	385	--	--			385
Inventories	18,018	3,888	(686)	(C	)	21,220
Deferred income taxes	2,371	611	3,087	(G	)	6,069
Prepaid expenses and other current assets	3,188	409	329	(D	)	3,926
Total current assets	70,514	16,072	(1,139)			85,447

Property and equipment, net	13,074	1,736	--			14,810
Licenses and patent costs, net	8,174	373	2,427	(D	)	10,974
Deferred income taxes	5,210	--	(3,183)	(G	)	2,027
Lease receivables, less current portion	821	--	--			821
Acquired technology	--	--	9,100	(D	)	9,100
Other assets, net	9,858	477	388	(D	)	10,723
Goodwill	--	--	30,169	(E	)	30,169
	$107,651	18,658	$37,762			$164,071

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Bank line of credit	$--	3	$--			$3
Accounts payable	6,229	2,932	--			9,161
Accrued liabilities	9,824	1,090	8,277	(F	)	19,191
Current portion of long-term debt	125	--	24,000	(H	)	24,125
Customer deposits	936	--	--			936
Income taxes payable	--	959	--			959
Deferred revenues	11,033	2,631	--			13,664
Total current liabilities	28,147	7,615	32,277			68,039

Other liabilities	2,023	--	1,528	(F	)	3,551
Long-term debt, less current portion	4,310	--	15,000	(H	)	19,310
	34,480	7,615	48,805			90,900

Stockholders' equity:
Preferred stock	--	--				--
Common stock	13	1	(1)	(E	)	13
Capital in excess of par value	83,747	54,349	(54,349)	(E	)	83,747
Notes receivable from officers and employees	(291)	--	--			(291)
Accumulated deficit	(2,901)	(42,961)	42,961	(E	)	(2,901)
Accumulated other comprehensive loss	(5,857)	(346)	346	(E	)	(5,857)
Treasury stock	(1,540)	--	--			(1,540)
Total stockholders' equity	73,171	11,043	(11,043)			73,171
	$107,651	$18,658	$37,762			$164,071

See Notes to Pro Forma Condensed Consolidated Financial Statements

3D SYSTEMS CORPORATION

Pro Forma Condensed Consolidated Statement of Operations

Six Months Ended June 29, 2001

(In thousands, except per share amounts)

	3D Systems	DTM	Pro Forma Adjustments	Note		Pro Forma
Sales:
Products	$37,887	$16,966	$--			$54,853
Services	15,058	3,816	--			18,874
Total sales	52,945	20,782	--			73,727

Cost of sales:
Products	17,601	7,923	--			25,524
Services	11,229	2,939	--			14,168
Total cost of sales	28,830	10,862	--			39,692
Gross profit	24,115	9,920	--			34,035

Operating expenses:
Selling, general and administrative	18,000	6,148	950	(I	)	25,098
Research and development	4,833	1,810	--			6,643
Total operating expenses	22,833	7,958	950			31,741

Income (loss) from operations before extraordinary item and taxes	1,282	1,962	(950)			2,294
Interest income	541	--	(71)	(K	)	470
Interest and other expense	(202)	35	(1,781)	(J	)	(1,948)
Income (loss) before income taxes and extraordinary item	1,621	1,997	(2,802)			816

Provision for (benefit from) income taxes	600	639	(937)	(L	)	302
Net income (loss) before extraordinary charge	$1,021	$1,358	$(1,865)			$514

Shares used to calculate basic net income per share	12,344	7,107				12,344

Basic net income per share before extraordinary charge	$.08	$.19				$.04

Shares used to calculate diluted net income per share	13,125	7,455				13,125

Diluted net income per share before extraordinary charge	$.08	$.18				.04

See Notes to Pro Forma Condensed Consolidated Financial Statements

3D Systems Corporation

Notes to Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

(A)	Certain reclassifications were made to conform DTM categorizations to those of 3D Systems.

(B)	Adjustment reflects $2.3MM cash funding of the acquisition, and $1.2MM in loan origination fees.

(C)

Adjustment to record the fair market value of the accounts receivable and the inventory acquired from DTM, based upon preliminary estimates made by Management.  These amounts are subject to reclassification and adjustment.

(D)

Estimated valuation adjustments of DTM’s assets resulting from the preliminary allocation of the purchase price. In addition, adjustment reflects $1.2MM in loan origination fees, of which $329K is current and $865K is long-term.

(E)	Adjustment represents the excess of purchase price over the current fair market value of identifiable DTM assets at the time of purchase and the elimination of DTM stockholders’ equity.

(F)	Estimated accrued expenses associated with the change of control; termination of leases, legal costs, and other acquisition related reserves.

(G)

Represents the estimated deferred tax effect of the pro forma adjustments; ($300K) account receivable adjustment, ($686K) inventory adjustment, $2.4MM licenses and patent adjustment, $8.6MM acquired technology adjustment, 8.3MM accrued liabilities adjustment and $1.5MM in other long-term liabilities adjustments.

(H)

Represents anticipated borrowings to fund the acquisition.  Total borrowings include a $24 million revolving line of credit and a $15 million term loan. The revolving line of credit matures in three year and the term loan matures 66 months from the initial borrowing date. The interest on both facilities ranges from LIBOR plus 2% to 2.75% or prime plus .25% to 1.0% based on certain ratios and are secured by substantially all of the assets of the Company.

(I)	Represents six months of amortization expense of acquired technology and capitalized patents. Amortization is expected to occur ratably over a six-year period.

(J)

Represents six months of interest expense of $1.6MM and amortization of the loan origination fees of $165K. Interest expense before taxes for the six months ended June 29, 2001, would change by approximately $24K for each 1/8% change in the interest rate of the debt.

(K)	Represents lost interest income from the $2.3MM cash used to fund the purchase and the $1.2MM paid in loan origination fees, assuming a 4% interest rate.

(L)

Represents the estimated tax effect of the pro forma adjustments.  The effective tax rate used to calculate deferred taxes is assumed to be 37%, which approximates 3D Systems’ estimated effective tax rate for 2001.  The effective tax rate used to calculate benefit from income is assumed to result in a combined Company effective tax rate of 37%, which approximates 3D Systems’ estimated effective tax rate for 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

/s/ E. James Selzer
E. James Selzer	Date: November 5, 2001
Chief Financial Officer and VP, Finance
(Principal Financial Officer and Principal
Accounting Officer)

(Duly authorized to sign on behalf of Registrant)